EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G/A (including any and all amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Eloxx Pharmaceuticals, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 4, 2019.

Catalyst CEL Fund L.P.

Dated: February 4, 2019	By:	/s/ Edouard Cukierman
		Name:	Edouard Cukierman
		Title:	Authorized Signatory

Dated: February 4, 2019	By:	/s/ Yair Shamir
		Name:	Yair Shamir
		Title:	Authorized Signatory

CEL CATALYST China Israel Fund L.P.

Dated: February 4, 2019	By:	/s/ Edouard Cukierman
		Name:	Edouard Cukierman
		Title:	Authorized Signatory

Dated: February 4, 2019	By:	/s/ Yair Shamir
		Name:	Yair Shamir
		Title:	Authorized Signatory

CEL Catalyst China Israel General Partner Limited

Dated: February 4, 2019	By:	/s/ Edouard Cukierman
		Name:	Edouard Cukierman
		Title:	Authorized Signatory

Dated: January 4, 2019	By:	/s/ Yair Shamir
		Name:	Yair Shamir
		Title:	Authorized Signatory
Catalyst CEL Management Ltd.

Dated: February 4, 2019	By:	/s/ Edouard Cukierman
		Name:	Edouard Cukierman
		Title:	Authorized Signatory

Dated: February 4, 2019	By:	/s/ Yair Shamir
		Name:	Yair Shamir
		Title:	Authorized Signatory